EXHIBIT 24.1

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, does hereby constitute and appoint Gary Katz and Michael J. Simon, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and re-substitution to sign his or her name, place and stead, in and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary and advisable under the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Company’s Annual Report Form 10-K for the fiscal year ended December 31, 2006, File Number 001-32435, to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, and to any amendment thereto, as fully for all intents and purposes as he or she could do in person; and hereby ratifies and confirms all that said attorneys-in-fact, or any one of them, shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ DAVID KRELL David Krell	President and Chief Executive Officer	February 26, 2007

/S/ BRUCE COOPERMAN Bruce Cooperman	Chief Financial Officer	February 26, 2007

/S/ AMIT MUNI Amit Muni	Principal Accounting Officer	February 26, 2007

/S/ FRANK J. JONES Frank J. Jones, Ph.D.	Chairman of the Board of Directors	February 26, 2007

/S/ JOHN F. MARSHALL John F. Marshall, Ph.D.	Vice Chairman of the Board of Directors	February 26, 2007

/S/ BARBARA B. DIAMOND Barbara B. Diamond	Director	February 26, 2007

/S/ MARK P. KRITZMAN Mark P. Kritzman	Director	February 26, 2007

/S/ SARAH A. MILLER Sarah A. Miller	Director	February 26, 2007

/S/ CARLETON DAY PEARL Carleton Day Pearl	Director	February 26, 2007

/S/ IVERS W. RILEY Ivers W. Riley	Director	February 26, 2007

/S/ RICHARD SCHMALENSEE Richard Schmalensee, Ph.D.	Director	February 27, 2007